Exhibit 99.1

Press Release

June 10, 2022

FOR IMMEDIATE RELEASE

For more information contact:

Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES PRICING OF SUBORDINATED NOTES OFFERING

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, announced today the pricing of its offering of $60 million of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes will initially bear interest at 5.25% per annum, with interest payable semi-annually in arrears, commencing on the issue date, to, but excluding, June 15, 2027. Commencing June 15, 2027, the interest rate on the Notes will reset quarterly to a floating rate per annum equal to a benchmark rate that is expected to be Three-Month Term SOFR (which is defined in the Notes) plus 241 basis points, with interest payable quarterly in arrears. The Company may redeem the Notes, in whole or in part, on and after June 15, 2027, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest. The Notes will mature on June 15, 2032 if they are not earlier redeemed.

The Company expects to close the transaction, subject to customary conditions, on or about June 14, 2022. The Company intends to use the net proceeds of the offering for general corporate purposes, including providing capital to support organic growth and for investing in West Bank as regulatory capital. The Notes are intended to qualify as Tier 2 capital for regulatory purposes.

Piper Sandler & Co. is acting as the sole underwriter for the offering.

This press release is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer to sell or solicitation of an offer to purchase securities of the Company will be made only pursuant to a prospectus supplement and prospectus filed with the Securities and Exchange Commission (“SEC”). The Company has filed a registration statement (including a prospectus) (File No. 333-236740) and a preliminary prospectus supplement with the SEC for the offering to which this press release relates. Before making an investment decision, you should read the prospectus and preliminary prospectus supplement and other documents that the Company has filed with the SEC for additional information about the Company and the offering.

You may obtain these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Company or Piper Sandler & Co. will arrange to send you copies of the prospectus and preliminary prospectus supplement upon request by contacting fsg-dcm@psc.com.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Forward-Looking Statements

Certain statements in this news release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures, including from non-bank competitors such as “fintech” companies; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; changes in local, national and international economic conditions, including rising rates of inflation; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government, including recent and anticipated rate increases; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; liquidity risk due to excess liquidity at the Company’s bank subsidiary; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the SEC. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.